EXHIBIT 32.1

CERTIFICATION

Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (“18 U.S.C. 1350”), Katrina Lake, Chief Executive Officer of Stitch Fix, Inc. (the “Company”), and Paul Yee, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended October 28, 2017, to which this certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  December 20, 2017

/s/ Katrina Lake
Katrina Lake
Founder, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Paul Yee
Paul Yee
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies this Quarterly Report on Form 10-Q. The certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Stitch Fix, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Quarterly Report on Form 10-Q and irrespective of any general incorporation language contained in any such filing.